UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 3, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in Item 7 of Mississippi Power Company’s (“Mississippi Power”) Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) and in Mississippi Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Form 10-Q”). See also Note 3 to the financial statements of The Southern Company (“Southern Company”) and of Mississippi Power under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in Item 8 of each company’s Form 10-K for additional information regarding rate recovery for costs associated with the integrated coal gasification combined cycle facility under construction in Kemper County, Mississippi (the “Kemper IGCC”). See also Note (B) to the Condensed Financial Statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in each company’s Form 10-Q for information regarding: (1) Mississippi Power’s filing of three alternative rate proposals on May 15, 2015; (2) Mississippi Power’s supplemental filing on July 10, 2015 including a request for interim rates (the “Interim Rate Request”) and an additional alternative rate proposal (the “In-Service Asset Proposal”), which were designed to collect approximately $159 million annually; and (3) the Mississippi Public Service Commission’s (“PSC”) approval, on August 13, 2015, of the Interim Rate Request beginning with the first billing cycle of September 2015 (on August 19), subject to refund and certain other conditions (the “Interim Rates”), which approval provided for a final order with respect to permanent rates under the In-Service Asset Proposal on or before December 8, 2015.
On December 3, 2015, the Mississippi PSC issued an order adopting in full a stipulation entered into between Mississippi Power and the Mississippi Public Utilities Staff (the “Stipulation”) regarding the In-Service Asset Proposal (the “In-Service Asset Rate Order”). Consistent with the Stipulation, the In-Service Asset Rate Order provides for retail rate recovery of an annual revenue requirement of approximately $126 million, based on Mississippi Power’s actual average capital structure, with a maximum common equity percentage of 49.733%, a 9.225% return on common equity, and actual embedded interest costs during the test period. The In-Service Asset Rate Order also includes a prudence finding of all costs in the stipulated revenue requirement calculation for the in-service assets. Upon implementation of permanent rates under the In-Service Asset Rate Order, the Interim Rates will be terminated and Mississippi Power will credit customer bills for the difference between the Interim Rates collected and the permanent rates within 90 days.
Pursuant to the In-Service Asset Rate Order, Mississippi Power is required to file a subsequent rate request within 18 months. Mississippi Power will continue to defer for regulatory purposes all of the costs excluded, reduced, or compromised in the revenue requirement calculation resulting from the In-Service Asset Rate Order as regulatory assets to be addressed in the final prudency hearing or in a rate case expected to be filed following commercial operation of the entire Kemper IGCC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2015	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary